Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BRUSSELS,

DENVER, HONG KONG, LONDON,

LOS ANGELES, NEW YORK,

NORTHERN VIRGINIA, PALO ALTO,

SAN DIEGO, SAN FRANCISCO,

SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.

December 22, 2017

Catalyst Biosciences, Inc.

260 Littlefield Avenue

South San Francisco, CA 94080

Re:	Issuance and Sale of 1,105,263 Shares of Common Stock of Catalyst Biosciences, Inc.

Ladies and Gentlemen:

We are acting as counsel to Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 1,105,263 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-210248) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on April 28, 2016, the related prospectus included therein (the “Prospectus”), and the prospectus supplement filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”). The Shares are to be offered and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company and the Transaction Committee of the Board, relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement; (v) the Prospectus; (vi) the Prospectus Supplement; and (vii) the Underwriting Agreement between the Company and the several underwriters thereto. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

December 22, 2017

Page Two

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus Supplement and the Prospectus, will be legally issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP